EXHIBIT 10.26.2
LOAN SERVICING AGREEMENT
Dated as of ____________, 2008
by and between
PIM ASHFORD VENTURE I, LLC
AND
ASHFORD HOSPITALITY SERVICING LLC

     THIS LOAN SERVICING AGREEMENT (this “Agreement”), dated as of                                         , 2008, is made and entered into by and between PIM Ashford Venture I, LLC, a Delaware limited liability company (the “Company”), for itself and on behalf of its Subsidiaries (hereinafter defined), and Ashford Hospitality Servicing LLC, a Delaware limited liability company (the “Ashford”). It is anticipated by the parties hereto that Subsidiaries will be added as parties and signatories to this Agreement as Investments are acquired by the Company.
WITNESSETH:
          WHEREAS, Ashford and Prudential Investment Management, Inc., a Delaware corporation (“PIM”), are parties to that certain Investment Program Agreement dated of even date herewith (the “Program Agreement”). Pursuant to the Program Agreement, Ashford and PIM agreed to establish an exclusive investment program (the “Program”) whereby PIM will identify one (1) or more investors to invest in Master Ventures (as defined in the Program Agreement) to make Investments (as defined in the Program Agreement) through such Master Ventures and Master Venture subsidiaries (the “Subsidiaries”);
          WHEREAS, Ashford and PRISA III Investments, LLC, a Delaware limited liability company (the “Investor”), have formed the Company pursuant to that certain Limited Liability Company Agreement of the Company dated as of ___________, 2008 (the “Master Venture Agreement”) to invest through one or more Subsidiaries in Investments. The Investments that are the subject of this Agreement on the date hereof are listed on Exhibit A hereto, which exhibit shall be amended from time to time as additional Investments are acquired;
          WHEREAS, the parties hereto desire to enter into this Agreement to define the relative rights and powers of the Holders (hereinafter defined) and to provide for the security and administration of the Investments.
          NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:
     SECTION 1. DEFINITIONS; CONFLICTS.
          References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. The terms “include(s)” or “including” shall mean “include(s), without limitation” and “including, without limitation”, respectively. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise. Initially capitalized terms used and not otherwise defined herein shall have the meanings respectively ascribed to them in the Master Venture Agreement.
          “Agreement” shall mean this Agreement, the exhibits and schedules hereto and all amendments hereof and supplements hereto.

          “Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.
          “Borrower”, for an Investment, shall mean, collectively, the borrowers under such Investment.
          “Borrower Related Party” shall mean any Affiliate of the Borrower. For avoidance of doubt, any mezzanine lender shall be considered a Borrower Related Party if any such mezzanine lender becomes an Affiliate of the Borrower through foreclosure or other conversion of the collateral for a mezzanine loan in connection with any Property.
          “Borrower Transfer” means a “Transfer,” as defined in the Loan Documents.
          “Business Day” shall mean any day that is not a Saturday or Sunday, and that is not a legal holiday in New York, New York, nor a day that banking institutions or savings associations in any of the foregoing cities are closed for business.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Company” shall have the meaning set forth in the introductory paragraph hereof.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
          “Event of Default” shall have the meaning set forth in Section 2(i).
          “Holder” shall mean the Company and each of the Subsidiaries that are or become signatories hereto.
          “Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Borrower, any action for the dissolution of the Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Borrower, for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Borrower or any other action concerning the adjustment of the debts of the Borrower or the cessation of business by the Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Borrower in a transaction permitted under the Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Property or the Interests, the Borrower for purposes of this Agreement shall be defined to mean the successor owners to the Property or the Interests; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Borrower, the term “Borrower” shall refer to any such entity.
          “Interests” shall mean the ownership interests in Borrower pledged to Lender pursuant to the Loan Documents.

          “Lender” shall mean the holder of legal title to the Loan Documents. Initially, the Lender for each Investment and for all purposes under the Loan Documents and this Agreement shall be the Company or the Subsidiary that holds such Investment.
          “Loan”, for each Investment, shall mean the loan made or acquired by Lender and evidenced and secured by the Loan Documents.
          “Loan Documents”, for each Investment, shall mean those documents evidencing, securing and guarantying the Loan as identified on Schedule 1 to this Agreement, as updated from time to time.
          “Management Fee” shall have the meaning assigned to such term in Section 2(i).
          “Person” shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, insurance company, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), and any other legal entity.
          “Principal Balance”, for each Loan, shall mean, at any time of determination, the initial principal balance of the Loan thereof, less any payments of principal thereon received by the Lender.
          “Principal Prepayment”, for each Loan, shall mean any payment of principal made by the Borrower on the Loan that is received in advance of its scheduled payment date, whether made by reason of casualty or condemnation or otherwise.
          “Property”, for each Investment, shall mean each parcel of real property that is the subject of, directly or indirectly, or is secured in connection with, each Investment, whether or not encumbered by a mortgage.
          “Servicer” shall mean initially Ashford or any replacement Servicer appointed in accordance with the terms of this Agreement.
          “Servicer Default” is defined in Section 5(c).
          “Workout Fee” shall have the meaning assigned to such term in Section 2(i).
     SECTION 2. ADMINISTRATION OF THE LOAN.
          (a) The Servicer shall service and administer the Loan, as agent for the Holders, in accordance with the express terms of this Agreement and Accepted Loan Servicing Practices, taking into account the interests of the Holders with a view to maximizing the realization for all Holders as a collective whole. The Holders acknowledge that the Servicer is to comply with this Agreement and the Loan Documents in servicing the Loan and, notwithstanding anything to the contrary contained herein, shall act at all times at the direction of the Company. Servicer shall not be entitled to any servicing fees or other compensation for its services hereunder except for the Management Fee and the Workout Fee, each as described below in Section 2(i).
          (b) The Servicer shall:
     (i) provide to the Holders (1) a summary of the current status of principal and interest payments on the Loan, (2) copies of the Borrower’s current financial statements, to the extent in the Servicer’s possession, (3) current information, if any, as to the value of the Property, to the extent in the Servicer’s possession, (4) copies of any default or acceleration notices sent to the Borrower with respect to the Loan and all material correspondence related thereto, (5) copies of all notices received or given by Servicer pursuant to any intercreditor agreement related to the Loan, (6) copies of any written report prepared by any consultant retained by Servicer, and (7) other information with respect to the Borrower or the Loan, requested by any Holder, to the extent in the Servicer’s possession.
     (ii) receive all payments of interest, principal and other sums on account of or with respect to the Loan;
     (iii) in accordance with the provisions of this Agreement, remit to the Company or to the applicable Subsidiary all interest, principal and other sums received by or on behalf of Servicer on account of or with respect to the Loan;
     (iv) notwithstanding anything to the contrary in the Loan Documents, notify each Holder of the amount of each unfunded disbursement, if any, of the Loan requested by Borrower (which may be greater than the amount actually disbursed) at least five (5) Business Days prior to the date of disbursement.
          (c) Except as otherwise expressly provided herein and subject to the terms of the Program Agreement and the Master Venture Agreement, the Servicer shall have full power and authority to do or perform any act or thing which in the reasonable judgment of the Servicer is necessary to enable it to discharge and perform its duties under this Agreement, the Loan Documents (or any other agreement or agreements entered into in connection therewith), or which in the reasonable judgment of Servicer is necessary or required to preserve and protect the liens and security interests created by the Loan Documents and the priority thereof and the collateral for the Loan and the interest of the Holders, and to do any and all things which it may deem necessary or desirable in connection with the servicing and administration of the Loan in accordance with the Loan Documents and the terms hereof, which Servicer reasonably believes will not materially and adversely affect the value of the Loan, all in accordance with Accepted Loan Servicing Practices. Subject to the below provisions of this Section 2, the Program Agreement and the Master Venture Agreement, the Servicer shall have authority to act on behalf of the Lender and the Holders with respect to the Loan, to transact with the Borrower and to grant or withhold consents or approvals under the Loan Documents, enforce the Loan Documents and otherwise act on behalf of the Lender and the Holders, all in accordance with Accepted Loan Servicing Practices. None of the following actions may be undertaken by the Servicer without the prior written consent of the Company:

     (i) modify, amend or waive in any respect whatsoever (A) the interest rate, monthly payment, or other monetary or economic provisions (including with respect to the date or time upon which any obligations are due) of the Loan, including to defer interest payments; (B) any provision in the Loan Documents that restricts Borrower from incurring additional indebtedness; or (C) any other provisions in the Loan Documents other than non-monetary, non-economic or administrative amendments or modifications which the Servicer believes in good faith and in accordance with Accepted Loan Servicing Practices will not in any material and adverse way affect any Holder’s rights under this Agreement, the Loan Documents or the value of the Property;
     (ii) waive or reduce the amount of any reserves required to be maintained by Borrower, except as explicitly permitted by the Loan Agreement;
     (iii) modify the principal amount of the Loan;
     (iv) extend or shorten the maturity date of the Loan or any note, other than in accordance with the express provisions of the Loan Agreement;
     (v) waive, compromise or settle any material claim against Borrower or any or other Person liable for payment of the Loan in whole or in part or for the observance and performance by Borrower of any of the terms, covenants, provisions and conditions of the Loan Documents, or release Borrower or any other Person liable for payment of the Loan in whole or in part from any obligation or liability under the Loan Documents;
     (vi) approve or consent to a Borrower Transfer;
     (vii) encumber, release, or modify, in whole or in part, any collateral or security interest held under the Loan Documents other than in accordance with the terms hereof or any of the express provisions of the Loan Agreement;
     (viii) enforce or refrain from enforcing all of the rights, remedies and privileges afforded or available to the respective Holders under the terms of the Loan Documents, including, without limitation, accelerating the Loan (unless such acceleration is automatic under the Loan Documents), foreclosing on any mortgage or pledge or accepting a deed in lieu of foreclosure;
     (ix) following a foreclosure of the Mortgage or any pledge or acceptance of a deed in lieu of foreclosure, approve a recommended course of action for the Property, approve the property manager and selling agent, and approve the sale price of the Property;
     (x) the approval or adoption of any plan of bankruptcy, reorganization, restructuring or similar event in an Insolvency Proceeding with respect to the Borrower or any guarantor;
     (xi) any incurrence of additional debt by the Borrower or any mezzanine financing by any direct or indirect beneficial owner of the Borrower (to the extent that the Lender has consent rights pursuant to the Loan Documents with respect thereto);

     (xii) any waiver of the enforcement of any insurance requirements under the Loan Documents with respect to terrorism, earthquake, flooding, windstorm or political risk;
     (xiii) any material amendment to the special purpose entity provisions in the Loan Agreement;
     (xiv) the subordination of any mortgage or pledge to any other mortgage or pledge or other material monetary claim against the Property; or
     (xv) waiver of any material default or Event of Default.
          (d) The Servicer shall have no liability to any other Holder for any action taken, or for refraining from the taking of any action, in good faith and in accordance with Accepted Loan Servicing Practices pursuant to this Agreement, and/or the Loan Documents, so long as Servicer is acting in accordance with Accepted Loan Servicing Practices; provided, however, that the Servicer will not be protected against any liability which would otherwise be imposed by reason of gross negligence, a breach of an Accepted Loan Servicing Practice, which breach is not cured within ten (10) Business Days following notice thereof, willful misfeasance, bad faith or fraud in the performance of duties or obligations hereunder. Without limiting the generality of the foregoing, the Servicer, acting on behalf of the Holders in accordance with the terms of this Agreement, may rely on the advice of legal counsel, accountants and other experts (including those retained by the Borrower) and upon any written communication or telephone conversation which the Servicer believes to be genuine and correct or to have been signed, sent or made by the proper Person.
          (e) Notwithstanding any direction to act, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of the Servicer by any other Holder, as applicable, in no event shall the Servicer be obligated to take any action that would violate, or refrain from taking any action necessary to avoid violation of, any applicable law, or be inconsistent with or violate any provisions of this Agreement.
          (f) Each Holder hereby undertakes and agrees, upon the request of the Servicer, to execute, verify, deliver and file in a timely manner any proofs of claim, consents, assignments or other action necessary or appropriate to permit the Servicer to enforce the obligations of Borrower to the Lender in respect of the Loan, and to vote any claims at any meeting of creditors or for any plan or with respect to any matter as the Servicer shall direct, subject to the provisions of this Section 2 and otherwise in accordance with the terms of this Agreement, all in order to preserve and maintain all claims against Borrower for sums due under the Loan so that the Lender will have the benefit of such claims as provided in the Loan Documents or under applicable law.
          (g) Servicer shall not, without the consent of the Company, assign its rights or delegate its duties hereunder unless such assignment is to an Affiliate of Ashford (as defined in the Master Venture Agreement) and does not constitute a Change in Control (as defined in the Master Venture Agreement).

          (h) If title to the Property or any Interests is to be acquired after a foreclosure sale or by a deed in lieu of foreclosure, title shall be held as directed by the Company. If, at this time, any Holder is an employee benefit plan subject to Part 4 of Title I of ERISA or to which Section 4975 of the Code applies, or an entity which is deemed to hold assets of such a plan, such limited liability company (or other special purpose entity) shall be structured and operated in a manner which, under the ERISA “plan asset regulations,” 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, is intended to cause the limited liability company (or other special purpose entity) either (A) to be a real estate operating company (“REOC”) or (B) to otherwise have its underlying assets not deemed to be “plan assets” of any employee benefit plan subject to Part 4 of Title I of ERISA or to which Section 4975 of the Code applies, and such limited liability company (or other special purpose entity) will be required to advise the Holders, as soon as reasonably possible, of any change or circumstance which could reasonably be expected to affect its status as a REOC, or to otherwise cause its underlying assets to be deemed to be “plan assets.”
          (i) As full compensation for its services hereunder, Servicer shall be entitled to a management fee with respect to each Investment, which shall be an annual fee payable in equal quarterly installments in arrears equal to 0.25% multiplied by the Capital Contribution (as defined in the Master Venture Agreement) made by the Investor and Ashford (as defined in the Master Venture Agreement) to acquire such Investment (the “Management Fee”). Notwithstanding the foregoing to the contrary and except as otherwise provided in Section 5(c) below, with respect to any Investment that is subject to a default remaining uncured beyond any applicable notice and cure periods (an “Event of Default”), Servicer shall receive a workout fee in lieu of the Management Fee with respect to such Investment, which shall be an annual fee payable for such Investment in the amount of 0.50% of the Capital Contributions made by the Investor and Ashford (as defined in the Master Venture Agreement) to acquire such Investment (the “Workout Fee”). Any Workout Fee due hereunder shall be prorated for any partial year (i.e. less than 365 day year) during the existence of an Event of Default and shall be paid upon the earlier of (i) the cure of the applicable Event of Default, and (ii) the 365th day following the occurrence of the applicable Event of Default. Notwithstanding anything to the contrary contained herein, Servicer shall act at the direction of the Company with respect to all matters relating to each Investment that is subject to an Event of Default.
     SECTION 3. PAYMENT PROCEDURE.
          If a court of competent jurisdiction orders, at any time that any amount received or collected in respect of the Loan must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Borrower or paid to any Holder or any other Person, then, notwithstanding any other provision of this Agreement, the Servicer shall not be required to distribute any portion thereof to any Holder, and all Holders shall promptly on demand repay to the Servicer the portion thereof which shall have been theretofore distributed to the related Holder, together with interest thereon at such rate, if any, as the Servicer shall have been required to pay to the Borrower, the Holders, or such other Person with respect thereto. Each Holder agrees that if at any time it shall receive from any source whatsoever (other than as a distribution from the Servicer to which it is entitled hereunder) any payment on account of the Loan in excess of amounts due such Holder hereunder, it will promptly remit such excess to the Servicer. The Servicer shall have the right to offset any amounts due hereunder from any Holder with respect to the Loan against any future payments due to such Holder from the Loan; provided, that the obligations of each Holder under this Section 3 are separate and distinct obligations from one another. The obligations of each Holder under this Section 3 constitute absolute, unconditional and continuing obligations.
     SECTION 4. LIMITATION ON LIABILITY.
          No Holder shall have any liability to any other Holder hereunder, except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Holder.
     SECTION 5. ADDITIONAL UNDERSTANDINGS.
          (a) Notices of Transfer Etc. The Servicer shall notify the Holders promptly if the Borrower seeks or requests a release of the lien with respect to the Loan or seeks or requests the Lender’s consent to, or takes any action in connection with or in furtherance of, any Borrower Transfer, incurring additional indebtedness or a Principal Prepayment of the Loan. If the Borrower requests consent to a Borrower Transfer or incurring any incur additional indebtedness, the Servicer shall obtain the prior written consent of the Company prior to the Lender’s granting consent or agreement thereto (which consent shall be subject to the same standard applicable to the Lender’s ability to withhold such consent set forth in the Loan Documents).
          (b) Replacement of Servicer. An event of default by Servicer (a “Servicer Default”) hereunder shall exist in the event that one or more of the following events shall occur and be continuing beyond any applicable grace or cure periods:
     (i) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer;
     (ii) Servicer shall consent to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to Servicer or of or relating to all or substantially all of its property;
     (iii) Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;
     (iv) any failure on the part of Servicer to observe or perform in any material respect any covenant or agreement on the part of Servicer contained in this Agreement, which remains unremedied for a period of fifteen (15) Business Days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by a Holder (except that said fifteen (15) Business Day period shall be extended for such period of time as shall be reasonably necessary in order to cure such default as long as Servicer shall be diligently prosecuting such cure to completion and said extended period would not reasonably be expected to materially impair a Holder’s interest in the Loan but in no event shall such additional period exceed sixty (60) days); or
     (v) any failure by Servicer to notify the Holders of a default by Borrower under the Loan Documents within five (5) Business Days after Servicer’s receipt of written notice thereof.
In the event of a Servicer Default in addition to whatever other rights the Holders may have hereunder or at law or in equity, the Company, may by notice given to Servicer and the other Holders terminate all of the rights and obligations of Servicer as servicer of the Loan, and in such event the Company shall appoint another servicer to perform the obligations of Servicer pursuant to the terms hereof. In the event of such termination, the Servicer shall cooperate with the Holders and any such successor servicer in the transition of such servicing obligations, turning over all Loan Documents in Servicer’s possession (other than, if applicable, those held in its capacity as a Holder), and such successor servicer shall deliver to each of the Holders a writing in recordable form whereby it assumes all of the obligations of Servicer hereunder.
          (c) Appointment of Special Servicer. The Holders shall have the right to appoint a special servicer upon two (2) Business Days written notice to Servicer with respect to any Investment that is subject to an Event of Default. In the event that a special servicer is appointed with respect to an Investment, (1) Servicer shall cooperate with the Holders and any special servicer in the transition of such servicing obligations, including, without limitation, turning over all Loan Documents in Servicer’s possession with respect to such Investment to such special servicer or as otherwise directed by the Holders, and (2) Servicer shall not be entitled to a Workout Fee or Management Fee with respect to such Investment for any period following receipt of written notice of the appointment of the special servicer.
     SECTION 6. REPRESENTATIONS OF SERVICER.
     With respect to each Loan, Servicer hereby represents and warrants to each of the Holders on the date of acquisition of such Loan by the Holders:
          (a) if Servicer or any Affiliate (as defined in the Master Venture Agreement) of Servicer acquired the Loan, Servicer and/or such Affiliate conveying the Loan to the Holders have good title to, and are the sole holders of the Loan, free and clear of any liens, security interests, claims, charges or other encumbrances;
          (b) Servicer has not assigned, pledged, transferred or encumbered all or any portion of the Loan;
          (c) Servicer has no other material agreements with the Borrower under the Loan with respect to the Loan other than as set forth in the Loan Documents,
          (d) none of the Borrower or any guarantors under the Loan have been released by Servicer from any obligation under any of the Loan Documents, and no collateral has been released by Servicer from the lien of any other security agreement executed in connection with the Loan;
          (e) the Servicer has acted in accordance with Accepted Loan Servicing Practices in acquiring the Loan; and
          (f) the Servicer will report the Loan as a purchase of an interest in the Loan under generally accepted accounting principles.
     SECTION 7. NOT A SECURITY.
          No Investment shall be deemed to be a security within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934.
     SECTION 8. EXERCISE OF REMEDIES.
          Each Holder acknowledges that, subject to the terms of this Agreement, (i) each Holder may exercise or refrain from exercising any rights that such Holder may have hereunder in a manner that may be adverse to the interests of the other Holder, so long as such actions are in accordance with the terms of this Agreement, (ii) a Holder shall have no liability whatsoever to the other Holder as a result of such Holder’s exercise of such rights or any omission by such Holder to exercise such rights, except as expressly provided herein or for acts or omissions that are taken or omitted to be taken by such Holder that constitute the gross negligence or willful misconduct of such Holder or a breach of this Agreement, and (iii) the Servicer shall service and administer the Loan on behalf of the Holders in accordance with the terms of this Agreement, taking into account the interests of the Holders and in accordance with Accepted Loan Servicing Practices.
     SECTION 9. SEVERABILITY.
          Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
     SECTION 10. NO PLEDGE OR LOAN; CHARACTERIZATION.
          This Agreement shall not be deemed to represent a pledge of any interest in the Loan by any Holder to any other Holder, or a loan from any Holder to any other Holder. No Holder shall have any interest in any property taken as security for the Loan. The Holders acknowledge and agree that the Loan represents a single “claim” under Section 101 of the Bankruptcy Code, and that no Holder would be a separate creditor of the Borrower under the Bankruptcy Code. The obligations of the Holders under this Agreement are separate and distinct and no such Holder shall be liable for defaults by the other.

     SECTION 11. GOVERNING LAW; WAIVER OF JURY TRIAL.
          THIS AGREEMENT AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     SECTION 12. MODIFICATIONS.
          This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by the parties hereto. The party seeking modification of this Agreement shall be solely responsible for any and all expenses that may arise in order to modify this Agreement.
     SECTION 13. SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES.
          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided that no successors or assigns of any Holder shall have any liability for a breach of a representation or warranty set forth in this Agreement or any side agreement (but the liability of the Holder that made such representation shall survive). Except as provided in the preceding sentence, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto or a successor or assign of a party hereto.
     SECTION 14. COUNTERPARTS.
          This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. This Agreement may be executed by signature(s) transmitted by facsimile or PDF provided that original signature pages follow.
     SECTION 15. CAPTIONS.
          The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.
     SECTION 16. NOTICES.
          All notices required hereunder shall be given by (a) telephone (confirmed in writing if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid)) or shall be in writing and personally delivered, (b) facsimile transmission or e-mail if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (c) reputable overnight delivery service (charges prepaid) or (d) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth in the Master Venture Agreement, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt or, if mailed, upon the earlier to occur of receipt or the expiration of the fourth (4th) day following the date of mailing.
     SECTION 17. REGISTRATION OF TRANSFERS.
          The Lender or the Servicer on its behalf, as agent for the Holders, shall maintain a register for the recording of the names and addresses of the Holders, the name and address of each Holder’s agent for service of process (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Servicer and the Holders may treat each person or entity whose name is recorded in the Register as a Holder hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by any Holder during normal business hours upon reasonable prior notice to the Servicer.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PIM ASHFORD VENTURE I, LLC, a Delaware limited liability company
By:	PRISA III Investments, a Delaware limited liability company

By:	PRISA III REIT Operating LP, a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC, a Delaware limited liability company, its general partner

By:	PRISA III Fund LP, a Delaware limited partnership, its manager

By:	PRISA III Fund GP, LLC, a Delaware limited liability company, its general partner

By:	PRISA III Fund PIM, LLC, a Delaware limited liability company, its sole member

By:	Prudential Investment Management, Inc., a Delaware corporation, its sole member

By:
	Name:	James P. Walker
	Title:	Vice President

By:	Ashford Hospitality Finance LP, a Delaware limited partnership

By:	Ashford Hospitality Finance General Partner LLC, a Delaware limited liability company, its general partner

By:
	Name:	David Brooks
	Title:	Vice President

Signature Page to Loan Servicing Agreement

ASHFORD HOSPITALITY SERVICING LLC, a Delaware limited liability company
By:
	Name:	David Brooks
	Title:	Vice President

Signature Page to Loan Servicing Agreement

SCHEDULE 1
LOAN DOCUMENTS